UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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TRANSKARYOTIC THERAPIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a memorandum distributed by Transkaryotic Therapies, Inc. (“TKT”) to its employees on May 11, 2005, including the attached all employee retention bonus program summary and Shire-TKT 2005 benefit plan summary comparison document that pertains to U.S. based employees of Shire and TKT and their 2005 benefits.

TRANSKARYOTIC THERAPIES INC.

MEMORANDUM

To:	TKT Employees

From:	Linda Pettingell, Senior Vice President, Human Resources and Corporate Services — TKT Anita Graham, Executive Vice President, Global Human Resources and Corporate Facilities — Shire

Date:	May 11, 2005

Re:	Employee Retention and Benefits

We are very pleased to announce an all-employee retention program that will be implemented for TKT employees following the close of the planned acquisition of TKT by Shire.

One of the key elements of value in the acquisition is the skills, competencies and experience of TKT employees. Employee retention is therefore critical to both our short and long term success. During the acquisition discussions, Shire developed and proposed a very attractive, broad-based retention program that reflects Shire’s high level of commitment to TKT employees. The program will be implemented contingent on the close of the acquisition, and is comprised of three main elements:

1. All Employee Retention Bonus
The all employee retention bonus is designed to retain all TKT employees at the time of close. A one-time, lump-sum payment equal to 20% of annual base salary (as of the date of close, less taxes and withholdings) will be paid to all regular full or part-time employees who are employees in good standing six months after the acquisition close date. The attached all employee retention bonus program summary document outlines additional details pertaining to this retention bonus.

2. All Employee Shire Stock Option Grant
We are excited about TKT employees’ continued contribution to our shared future. To encourage that future with Shire, a stock option grant to purchase Shire stock will be made to all active regular full or part-time employees as soon as possible following the close, which we expect will be within six months after the close. The grant will be made under the plans in place at Shire at the time of the grant, and according to Shire’s stock option grant guidelines. More information will be communicated about these grants at a later date.

3. Shire Compensation and Benefits
Shire’s compensation and benefits programs are generally more comprehensive than those currently offered by TKT. Similarly to TKT’s programs, Shire’s plans are designed with the philosophy that employees are the key to our success. As soon as possible following the close, Shire’s compensation and benefits programs will be made available to TKT employees. In some cases, new benefits will take effect at close, while others will take effect during 2006. For employees outside the U.S. we will be conducting benefit comparisons and providing information as soon as possible. When years of employment service is applicable in determining benefit levels or service credit for a particular benefit, the employee’s date of hire with TKT will be used to determine this length of service.

For your information, we have attached a Shire-TKT 2005 benefit plan summary comparison document that pertains to Shire and TKT’s U.S. based employees and their 2005 benefits.

We will be providing employees with more detailed benefits information as we get closer to the close date.

We are committed to maintaining regular, and on-going communications with all employees. Over the coming weeks we will be providing a Q&A document that will cover some of the questions that have been raised by employees. In the meantime, if you have immediate questions, please direct them to your manager or to TKT’s Human Resources department. Thank you for your continued commitment to TKT and to our future together.

* * * * *

Important Additional Information Will Be Filed with the SEC
TKT plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the proposed transaction with Shire. The Proxy Statement will contain important information about TKT, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from TKT by contacting Corporate Communications.

TKT, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions with Shire. Information regarding TKT’s directors and executive officers is contained in TKT’s Annual Report on Form 10-K for the year ended December 31, 2004, as amended on May 2, 2005, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, its proxy statement dated April 27, 2004, and its Current Reports on Form 8-K dated March 30, 2005, April 15, 2005 and April 27, 2005, each of which is filed with the SEC. As of April 22, 2005, TKT’s directors and executive officers and their affiliates, including Warburg Pincus Equity Partners, L.P., beneficially owned approximately 6,085,200 shares, or 17.4%, of TKT’s common stock. All outstanding options for TKT common stock, whether or not vested, including those held by current directors and executive officers, will be cashed out in the merger based on the $37 per share purchase price. In addition, Shire has committed to maintaining TKT’s 2005 Management Bonus Plan, in which TKT executive officers participate, in accordance with its current terms in respect of the 2005 performance year. Following the merger, Shire has agreed to provide certain retention and severance benefits to TKT’s employees, including its executive officers. A more complete description will be available in the Proxy Statement when it is filed with the SEC.

Safe Harbor for Forward-Looking Statements
This memo contains forward-looking statements regarding the proposed transaction between Shire and TKT, the company’s development of certain products, including ReplagalTM, I2S and DynepoTM, the timing of clinical trials, clinical trial results and regulatory filings, and statements regarding the company’s financial outlook, as well as statements about future expectations, beliefs, goals, plans or prospects, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “should,” “could,” “will,” “may,” and similar expressions. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including: the ability to obtain the approval of the stockholders of each company and to obtain regulatory clearances; the ability to consummate the transaction; whether any of TKT’s products will achieve the commercial success anticipated by the company; whether competing products will reduce the market opportunity for such products; whether I2S will be safe and effective as a treatment for Hunter syndrome; whether GA-GCB will be safe and effective as a treatment for Gaucher disease; whether the company will be able to successfully complete clinical trials of its products; enrollment rates for clinical trials; whether the results of clinical trials, will be indicative of results obtained in later clinical trials; whether future clinical trials will be conducted and conducted on a timely basis; the ability of the company and its collaborators to successfully complete development of its products; the ability to manufacture sufficient quantities of its products to satisfy both clinical trial requirements and commercial demand; the timing of submissions to and decisions by regulatory authorities in the United States, Europe, Japan and other countries regarding clinical trials and marketing and other applications; whether the FDA and equivalent regulatory authorities grant marketing approval for the company’s products on a timeline consistent with the company’s expectations, or at all; the availability and extent of coverage from third party payors and the receipt of reimbursement approvals for the company’s products; whether competing products will reduce any market opportunity that may exist; results of litigation; whether the company will be successful in establishing European manufacturing for DynepoTM; and other factors set forth under the caption “Certain Factors That May Affect Future Results” in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which are on file with the SEC and which factors are incorporated herein by reference. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if its expectations change.

Summary of the All-Employee Retention Bonus Program

All-Employee Retention Bonus Program
This plan is fully contingent upon the close of Shire’s proposed acquisition of TKT and will not go into effect if the transaction does not close. It is expected that the transaction will close in the 3rd quarter of 2005.

•	Eligibility: All regular full or part-time active employees who are actively employed as of the Closing

•	Payout: Lump-sum cash payment equal to 20% of the annual base salary in effect on the date of Close, less taxes and withholdings, if continuously employed for 6 months following the Closing (the “6-Month Retention Period”) and “in good standing” at the end of such 6-Month Retention Period

•	“In good standing” means, with respect to any participant, not on an active written warning or performance improvement plan, or any similar disciplinary program or status

•	Leave of absence

•	Retention bonus will be prorated for any participant who goes on authorized leave of absence (e.g., short-term (but not long-term) disability, pregnancy leave, parental leave, military leave, etc.) or dies during the 6-Month Retention Period

•	For any participant who goes on long-term disability during the 6-Month Retention Period, retention bonus will be prorated through the period of his or her active employment (if any) and short-term disability

•	Inactive employees: A full-time Continuing Employee who is inactive as of the Closing because of an authorized leave of absence, but who returns to full-time active employment with Shire or a Subsidiary thereof during the 6-Month Retention Period will become eligible to participate in this plan as of such return, on a prorated basis

•	Employment ends:

•	100% of retention bonus under this plan will be paid to any participant whose employment is terminated during the 6-Month Retention Period because of:

•	Job elimination;

•	Restructuring of such participant’s job that results in a substantial diminution of duties and responsibilities, base salary or wages or annual bonus target opportunity, as in effect immediately prior to the Closing (such determination to be made at the sole and reasonable discretion of Shire’s Human Resources Department); or

•	Relocation of principal place of work, as of the Closing, by more than 50 miles

•	A participant who voluntarily terminates employment for any reason (except as provided above) or whose employment is terminated because of gross misconduct or for cause will receive no retention bonus

•	Release and legal requirements: The execution of a general release in a form to be provided by Shire, will be required to receive payout of any of the above benefits. In administering this program, Shire will abide by all legal and statutory requirements. This program is not a guarantee of employment and does not in any way limit TKT’s or Shire’s right to terminate an employee’s employment at any time, for any reason.

Please note that the above is a summary of the Shire Retention Bonus Program for TKT Employees, and that the terms and conditions of the written plan document shall govern to the extent that there is any disagreement between the summary and the plan document. In addition, please note further that this Retention Bonus Program will become effective only upon the completion of Shire’s proposed acquisition of TKT, and until such time, no TKT employee shall have any right or expectation to receive any benefits under this Program.

Shire Pharmaceuticals — TKT 2005 Benefit Plan Comparison

Benefit Plan	TKT 2005	Contribution	Shire 2005	Contribution

Plan Eligibility	Date of Hire; Includes domestic partner		Date of Hire; Includes domestic partner

Medical	BCBS POS Blue Choice NE
Network:
Deductible: None
Coinsurance: None
PCP Co-payment: $15 per visit
Other Network Providers: $25 per visit
Non-Network:
Self-Referred Care
Deductible: $250/$500
Coinsurance: 20%

Rx Co-payment: $10/$25/$45
Mail Order Rx: $10/$25/$45 for 90-days
Child maximum age: 19/25	ER and EE Employee Indiv: $30.52 Fam: $80.05	UHC Core PPO
Network:
Deductible: $500/$1000
Coinsurance: 90%/10%
Co-payment: $15 per visit
Non-Network:
Deductible: $1500/$3000
Coinsurance: 70%/30%
Co-payment: 30% after deductible

Rx Co-payment: $10/$20/$30
			Mail Order Rx: 2.5x retail for 90-days	ER and EE Employee EE: $8.00 EE+CH: $30.00 EE+SP: $34.00 FAM: $48.00

BCBS HMO Blue NE
Network:
Deductible: None
Coinsurance: None
PCP Co-payment: $15 per visit
Other Network Providers: $25 per visit
Non-Network:
No coverage.

Rx Co-payment: $10/$25/$45
Mail Order Rx: $10/$25/$45 for 90-days
Child maximum age: 19/25
ER and EE Employee Indiv: $29.12 Fam: $76.39	UHC Buy Up PPO
Network:
Deductible: None
Coinsurance: None
Co-payment: $10 per visit
Non-Network:
Deductible: $1500/$3000
Coinsurance: 70%/30%
Co-payment: 30% after deductible

Rx Co-payment: $10/$20/$30
			Mail Order Rx: 2.5x retail for 90-days	ER and EE Employee EE: $16.00 EE+CH: $44.00 EE+SP: $50.00 FAM: $71.00

Dental	Delta Premier Network
Preventive dental care covered at 100%, no deductible.
Basic restorative care covered at 80%.
Major restorative care covered at 50%.
Deductible: $50/$150
Annual maximum: $1500
Child maximum age: 19/23	ER and EE Indiv: $3.80 Indv + 1: $8.23 Fam: $12.38	Delta Preferred and Premier Networks
Preventive dental care covered at 100%, no deductible.
Basic restorative care covered at 80% - 90%.
Major restorative care covered at 40% - 50%. Deductible: $50/$150
Annual maximum: $2000.
			Child Orthodontia: Lifetime $2000 maximum.	ER and EE EE: $3.00 EE+CH: $6.50 EE+SP: $6.00 FAM: $10.00

Vision	VSP
Subsidized benefits for eye exams, frames, lenses and contacts. Exam Co-payment: $10
Rx Glasses Co-payment: $25
Contacts Co-payment: None
Exams and lenses every 12 months
Frames every 24 months.
	Contact lenses every 24 months.	ER and EE Employee Included with dental contribution	VSP Subsidized benefits for eye exams, frames, lenses and contacts. Co-payment: $10 Exams and lenses every 12 months. Frames every 24 months. Contact lenses every 12 months.	ER and EE Employee EE: $2.50 EE+CH: $3.50 EE+SP: $3.00 FAM: $6.00

Benefit Plan	TKT 2005	Contribution	Shire 2005	Contribution

Employee Life/AD&D	Reliance Standard
Basic Company-Paid coverage equal to 2x base salary up to $500K or $380K if age 60+.
Voluntary coverage equal maximum of $500K
Guaranteed Issue — $80,000 if < 60; $10,000 if 60+.
Equal amount of AD&D Basic coverage cannot be waived.
Voluntary coverage can be waived.	Basic Coverage: Employer Voluntary: Employee	Sun Life
			Basic Company-Paid coverage equal to 2x base salary from $50K to $500K. Optional coverage equal maximum of $1M or up to 5x base salary. Guaranteed Issue — $250,000 Equal amount of AD&D Basic coverage cannot be waived. Optional coverage can be waived.	Basic Coverage: Employer Optional Coverage: Employee, based on age

Dependent Life	Reliance Standard
Spouse: Increments of $10K up to $500K.
Guaranteed Issue — $80,000 if < 60; $10,000 if 60+.

Children 14 days to six months: $1000. Children 6 months to 26 years: $2500, $5000, $7500, $10,000.	Employee	Sun Life
If employee optional life is elected — Spouse: Increments of $10K up to $500K or 50% of EE Basic + Optional coverage. Guaranteed Issue — $20,000 Children: Increments of $5K up to $25,000.
			Guaranteed Issue — $10,000	Employee Based on spouse’s age

Business Travel Accident	Added protection while traveling on company business.	Employer	CIGNA Added protection while traveling on company business.	Employer

Short Term Disability	Reliance Standard Eligibility: 90 days of service On 1st day of illness/injury, provides 66.7% of base pay for up 13 weeks. Coverage cannot be waived.	Employer	Sun Life On 8th day of illness/injury, provides 100% or 60% of pay based on years of service for up to 180 days. 100% for 12 weeks maternity leave. Coverage cannot be waived.	Employer

Long Term Disability	After 90-day waiting period, provides 60% of base pay. Maximum Benefit: $10,000/month.	Employer	After 180-day waiting period, provides 60% of base pay. Maximum Benefit: $12,000/month tax-free.	Employer

Flexible Spending Accounts Health Care	Sentinel Benefits Group Pre-tax basis payroll deduction for health expenses not reimbursed under medical, dental and vision plans. Maximum: $2500/year.	Employee	Cross & Associates Pre-tax payroll deduction for health expenses not reimbursed under medical, dental and vision plans. Minimum: $130/year. Maximum: $5000/year.	Employee

Dependent Care	Sentinel Benefits Group Pre-tax payroll deduction for child or elder care expenses. Maximum: $5000/year.	Employee	Cross & Associates Pre-tax payroll deduction for child and elder care expenses. Maximum: $5000/year.	Employee

Wellness Program Employee Assistance Work Life Balance	KGA
Access to master’s level professional counselors 24 hours a day, 7 days a week, 365 days a year. Health, financial, legal and any every day issues.

Work/life balance resources online or over the phone. Free assessments, booklets, videos, disks and articles.	Employer	Ceridian
Access to master’s level professional counselors 24 hours a day, 7 days a week, 365 days a year. 8 face-to-face visits at no cost. Health, financial, legal and any every day issues.

			Work/life balance resources online or over the phone. Free assessments, booklets, videos, disks and articles.	Employer

Health & Fitness Reimbursement	BCBS $150 calendar year reimbursement towards gym memberships and $150 calendar year reimbursement towards weight loss programs.		Shire Up to $350 reimbursement per year for gym memberships or exercise classes.	Employer

Adoption Assistance	2 week paid family leave.	Employer	Up to $5000 reimbursement for adoption related expenses. 1 week paid family leave.	Employer

Benefit Plan	TKT 2005	Contribution	Shire 2005	Contribution

401(k) Savings	Fidelity
Eligibility: No age/service; quarterly entry
Employee Contributions: Up to 60% of compensation or IRS maximum of $14,000 on a pre-tax basis.
Employer Match: $0.50 on every $1.00 up to 7% of employee deferral.
Vesting: 5 year graduated schedule. 20 Investment funds.
Loans and hardship withdrawals available.	ER and EE	Fidelity
Eligibility: No age/service; date of hire entry
Employee contributions: Up to 90% of compensation on a pre-tax basis.
Employer Match: $2.33 per $1 up to 3% of employee compensation. (total: 7% match made by Shire)
Immediate 100% Vesting in Match.
17 Investment funds
			Loans and hardship withdrawals available.	ER and EE

Employee Stock Purchase Plan	Not Available		Employees purchase Shire stock at a 15% discount from fair market value through payroll deductions.	Employee

Paid Time Off Vacation	Years of Service Weeks 0 – 9 3 10+ 4 Accrued on a monthly basis. May carryover vacation days not to exceed 20 days at any given time. Prorated in year of hire.	Employer	Hourly:
< 3 Years = 2 weeks
≥ 3 Years but < 8 Years = 3 weeks
≥ 8 Years = 4 weeks
(TKT employees will accrue 3 weeks for 0-8 years and 4 weeks thereafter)
Non-Manager (E/NE) :
< 5 Years = 3 weeks
≥ 5 Years but < 10 Years = 4 weeks
≥ 10 Years = 5 weeks
Managers:
< 3 Years = 3 weeks
≥ 3 Years but < 10 Years = 4 weeks
≥ 10 Years = 5 weeks
Directors & Above:
< 5 Years = 4 weeks
≥ 5 Years = 5 weeks
Accrued on a bi-weekly per pay basis.
			Up to 40 hours carryover into next year for use in Q1. Prorated in year of hire.	Employer

Personal Days	3 Personal days per year.
Prorated in year of hire.
Employees working < 40 hours/week receive prorated personal days based on regularly scheduled hours.
No carryover into next year.
Part-time and temporary employees are not eligible for personal days.	Employer	2 Personal days per year.
Prorated in year of hire.
Employees working < 40 hours/week receive prorated personal days based on regularly scheduled hours.
No carryover into next year.
			Part-time and temporary employees are not eligible for personal days.	Employer

Holidays	9 designated and 2 floating holidays in 2005. Part-time employees receive prorated holiday pay based on hours that the employee would have worked.	Employer	11 designated holidays in 2005. Part-time employees receive prorated holiday pay based on hours that the employee would have worked.	Employer

Educational Assistance	Up to $5,000 of reimbursement per calendar year for degrees/courses relevant to the current or future needs of company. Includes tuition, fees and books.	Employer	Up to $10,000 of reimbursement for degrees/courses relevant to the current or future needs of company. Includes tuition, fees and books.	Employer

Employee Referral Program	$1500 – Below Director level $3000 – Director level and above	Employer	$500 – Hourly production positions. $2500 – Non-exempt administrative positions. $4,000 – Exempt salaried positions.	Employer

MBTA	100% subsidy up to Zone 9 passes.	Employer	Shire will provide this benefit to TKT employees	Employer

Payroll	Paid Twice a Month 24 times per year		Paid Bi-weekly 26 times per year

When years of employment service is applicable in determining benefit levels or service credit for a particular benefit, the employee’s date of hire with TKT will be used to determine this length of service.